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Exhibit 16

                                      SLGG
                     SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
             Certified Public Accountants & Management Consultants



April 14, 2005


Securities and Exchange Commission
Washington, D.C.  20549



Commissioners:


We have read PivX Solutions, Inc.'s statements included under Item 4.01 of its Form 8-K/A dated April 3, 2005, and we agree with such statements concerning our firm.




/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP